     As filed with the Securities and Exchange Commission on March 29, 2002
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ARADIGM CORPORATION
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                      94-3133088
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                                 --------------

                               3929 POINT EDEN WAY
                                HAYWARD, CA 94545
                    (Address of principal executive offices)

                                 --------------

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               RICHARD P. THOMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               3929 POINT EDEN WAY
                                HAYWARD, CA 94545
                                 (510) 265-9000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------

                                   Copies to:
                               JAMES C. KITCH, ESQ.
                              JAMIE E. CHUNG, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                                 --------------



                                                               Page 1 of 8 Pages
                                                         Exhibit Index at Page 6

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================

                                                      PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF SECURITIES TO BE       AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING            AMOUNT OF
          REGISTERED               REGISTERED(1)          SHARE (2)               PRICE(2)               REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, no par        500,000              $4.65                 $2,325,000.00                  $213.90
value per share, reserved for
future issuance under the
Employee Stock Purchase Plan
============================================================================================================================

(1) This Registration Statement shall cover any additional shares of the Common Stock of Aradigm Corporation (the "Company" or "Registrant") which become issuable under the Company's Employee Stock Purchase Plan (the "Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on March 22, 2002 for shares available for issuance pursuant to the Plans (pursuant to Rule 457(c) under the Act).


                                       2.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                       REGISTRATION STATEMENTS ON FORM S-8
          NOS. 333-15947, 333-62039, 333-92169, 333-43152 AND 333-63116

         The contents of the Registration Statements on Form S-8 Nos. 333-15947, 333-62039, 333-92169, 333-43152 and 333-63116 filed with the Securities and
Exchange Commission on November 12, 1996, August 21, 1998, December 6, 1999, August 7, 2000 and June 15, 2001, respectively, are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER
     5.1    Opinion of Cooley Godward LLP

    23.1    Consent of Ernst & Young LLP, Independent Auditors

    23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement

    24.1    Power of Attorney is contained on the signature pages



                                       3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on March 29, 2002.

                                           ARADIGM CORPORATION

                                           By:  /s/ Richard P. Thompson
                                              ----------------------------------
                                           Richard P. Thompson
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Thompson and Michael Molkentin, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                  TITLE                                   DATE
/s/ Richard P. Thompson                              President, Chief Executive Officer         March 29, 2002
--------------------------------------------         and Director (Principal Executive
                (RICHARD P. THOMPSON)                Officer)


/s/ Michael Molkentin                                Acting Chief Financial Officer             March 29, 2002
--------------------------------------------         (Principal Financial and Accounting
                 (MICHAEL MOLKENTIN)                 Officer)


/s/ Frank H. Barker                                  Director                                   March 29, 2002
--------------------------------------------
                  (FRANK H. BARKER)


/s/ Stan M. Benson                                   Director                                   March 29, 2002
--------------------------------------------
                  (STAN M. BENSON)


/s/ Igor Gonda, Ph.D.                                Director                                   March 29, 2002
--------------------------------------------
                 (IGOR GONDA, PH.D.)



                                       4.

                      SIGNATURE                                  TITLE                                   DATE

/s/ John Nehra                                       Director                                   March 29, 2002
--------------------------------------------
                    (JOHN NEHRA)


/s/ Wayne I. Roe                                     Director                                   March 29, 2002
--------------------------------------------
                   (WAYNE I. ROE)


/s/ Virgil D. Thompson                               Director                                   March 29, 2002
--------------------------------------------
                (VIRGIL D. THOMPSON)



                                       5.

                                  EXHIBIT INDEX

EXHIBIT                                                                             SEQUENTIAL PAGE
NUMBER                                        DESCRIPTION                               NUMBERS
-------                                       -----------                           ---------------
   5.1        Opinion of Cooley Godward LLP                                                 7

  23.1        Consent of Ernst & Young LLP, Independent Auditors                            8

  23.2        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this            --
              Registration Statement

  24.1        Power of Attorney is contained on the signature pages.                       --




                                       6.